ASSET ACQUISITION AGREEMENT
                           ---------------------------

                  THIS AGREEMENT is executed and delivered this 29th day of September, 2000, by and among THE COCA-COLA BOTTLING COMPANY OF WEST VIRGINIA, INC., a West Virginia corporation ("CCBCWV"), COCA-COLA BOTTLING COMPANY OF ROANOKE, INC., a Delaware corporation ("CCBCR") (CCBCWV and CCBCR are sometimes referred to herein collectively as " Sellers" and individually as a "Seller") and COCA-COLA ENTERPRISES INC., a Delaware corporation ("Enterprises").

                  IN CONSIDERATION of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                         PURCHASE OF ASSETS AND RIGHTS;
                         ------------------------------
                        LIABILITIES EXCLUDED AND ASSUMED
                        --------------------------------


                  1.01 Purchased Assets.

                           (a) At the Closing (as defined in Section 7.01),
subject to the terms and conditions of this Agreement, Sellers shall sell, assign, convey, transfer, and deliver to Enterprises, and Enterprises shall purchase, accept and acquire from Sellers, the Purchased Assets (as defined below), consisting of certain assets of Sellers relating to their businesses of distributing carbonated and non-carbonated soft drinks and packaged water within the portions of the states of Ohio and Kentucky in which such distributions are made pursuant to the Master Bottle Contract between The Coca-Cola Company, a Delaware corporation ("The Coca-Cola Company") and Coca-Cola Bottling Works of Charleston, Inc., dated December 31, 1986; the Master Bottle Contract between The Coca-Cola Company and Coca-Cola Bottling Works of Charleston, Inc. (Huntington, WV Territory), dated December 31, 1986; and the Master Bottle Contract between The Coca-Cola Company and Lonesome Pine Coca-Cola Bottling Company dated January 27, 1989 (collectively, the "Territory"). As further clarification, the Territory's boundary will follow the Ohio and Kentucky state lines as they border the states of Virginia and West Virginia.

                           (b) As used in this Agreement, the term "Business"
refers only to the businesses of Sellers conducted within the Territory.

                           (c) The "Purchased Assets" shall consist collectively
of all right, title and interest of Sellers in and to: (i) the following machinery and equipment of Sellers:

                                            (A) all equipment listed in
         Disclosure Schedule 1.01(c)(i)(A), which list indicates make, year and vehicle identification number
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         for motor vehicles and, for all other equipment set forth on Disclosure
         Schedule 1.01(c)(i)(A), includes serial number, if any;

                                            (B) all vending machines and related
         equipment, cold carton merchandisers and related equipment, and pre-mix and post-mix equipment used solely in the Business to be listed in the updated Disclosure Schedule 1.01(c)(i)(B) delivered pursuant to Section 5.09;

                                            (C) the spare parts used solely in
         the Business to be listed in the updated Disclosure Schedule 1.01(c)(i)(C) delivered pursuant to Section 5.09 (the assets in subparagraphs (A) - (C) being described collectively, the " Equipment"); and

                                            (D) all scoreboards provided to
         schools pursuant to contracts set forth on Disclosure Schedule 3.07;

                                    (ii) the leasehold improvements, fixtures
         and fittings listed on Disclosure Schedule 1.01(c)(ii) with respect to the real property leases described on Disclosure Schedule 3.04(a) and all rights under such leases;

                                    (iii) the finished goods inventory, all
         wooden pallets, all inventory in transit to the Pikeville, Kentucky facility of the Business (ordered for the Business), all full service inventory in vending machines, all post-mix inventory, and all cups and lids to be set forth on the updated Disclosure Schedule 1.01(c)(iii) delivered pursuant to Section 5.09;

                                    (iv) all inventory in transit from the
         Pikeville, Kentucky facility of the Business to the extent such inventory is being shipped to final destinations within the Territory; and all shells, all plastic pallets, all point of sale materials, promotional and special promotional items, all point of sale racks, and all materials used solely in the Business and located within the Territory;

                                    (v) the route lists, customer lists,
         customer credit information and customer requirements and other records related to the Purchased Assets, including, without limitation, warranties and title documents;

                                    (vi) all government licenses, permits and
         approvals issued to Sellers with respect to the Business, to the extent that such licenses, permits and approvals are transferable or assignable;

                                    (vii) all the Assumed Contracts as defined
         in Section 3.07;
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                                    (viii) all purchase orders, contracts,
         commitments, sales contracts and other contracts and agreements with customers and suppliers relating to the Assumed Contracts, to the extent any of such relate to the Business;

                                    (ix) all rights as lessor of any personal
         property to customers of the Business and all rights to rental payable for such property for all periods after the Closing Date; and

                                    (x) all rights under the Bottling
         Authorizations and Licenses as defined in Section 3.02(a).

                  1.02 Excluded Assets. Notwithstanding anything contained herein to the contrary, it is understood that all assets of Sellers other than the Purchased Assets are specifically excluded from transfer to Enterprises, including but not limited to: cash, cash equivalents, accounts receivable, bank accounts, partnership interests, marketable or other securities, commercial paper, all minute books, and all corporate, partnership, financial and income tax records not specifically included in the Purchased Assets (all such assets being hereinafter referred to collectively as the "Excluded Assets").

                  1.03 Excluded Liabilities.

                           (a) Except with respect to the Assumed Liabilities
described in Section 1.04 hereof, or as otherwise expressly indicated elsewhere in this Agreement, Enterprises shall not assume, nor shall it agree to pay, perform or discharge any liability or obligation of any kind or nature whatsoever of Sellers (collectively, the "Excluded Liabilities"), including, without limitation,

                                    (i) any liability for indebtedness of any
         Seller evidenced by bonds, debentures, notes or similar instruments or for the deferred purchase price of property;

                                    (ii) any liability to pay any Taxes of any
         Seller;

                                    (iii) any liability to pay the Taxes of any
         other person or entity because any Seller was a member of an affiliated group under Section 1504(a) of the Internal Revenue Code of 1986, as amended (" IRC") or any similar state tax provision;

                                    (iv) any liability or obligation with
         respect to the Excluded Assets;

                                    (v) any liability for the return of deposits
         with respect to any of the Purchased Assets in excess of $2,500 in the aggregate;
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                                    (vi) any obligation to indemnify any person
         by reason of the fact that such person was a director, officer, employee or agent of any Seller or was serving at the request of any Seller as a partner, trustee, director, officer, employee or agent of another entity;

                                    (vii) any liability (1) in the event of any
         claims brought by employees or former employees of any Seller claiming employment discrimination under state or federal law, arising from acts or occurrences prior to the consummation of the transactions contemplated by this Agreement, or (2) from any labor disputes between any Seller and the labor unions representing its employees, including without limitation strikes or picketing, wherever they may occur, arising from acts or occurrences prior to the consummation of the transactions contemplated by this Agreement;

                                    (viii) any liability with respect to any
         employment, collective bargaining or consulting contract, or deferred compensation, profit-sharing, pension, bonus, stock option, stock purchase or any other fringe benefit or compensation contract, commitment, arrangement or plan (whether written or oral) including each welfare plan (as defined in Section 3(1) of the Employee Retirement Security Act of 1974, as amended ("ERISA")), which any Seller has established or maintained or in which any Seller has had an obligation to make contributions or to pay benefits, for the benefit of persons who are, were, or will become in accordance with the terms of the plan, active employees, former employees, retirees, directors or independent contractors (or their descendants, spouses or beneficiaries) of any Seller or its predecessors in interest or any employer that would constitute an "ERISA Affiliate", which term will refer to all employers that by reason of common control are treated together with any Seller as a single employer within the meaning of IRC section 414;

                                    (ix) any liability for payments to employees
         of any Seller under the Worker Adjustment and Retraining Notification Act (the "WARN Act") or the Family and Medical Leave Act of 1993;

                                    (x) any liability for offering and providing
         COBRA continuation coverage prior to the Closing Date to any qualified beneficiary who is covered by a group health plan (where, for the purposes of this subsection 1.03(a)(ix), the terms "continuation coverage," "qualified beneficiary" and "group health plan" have the meanings given such terms under IRC section 4980B and ERISA section 601 et seq.);

                                    (xi) any liability arising on or before the
         Closing Date for commitments relating to the employment, relocation or termination of any
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         employees of any Seller including, without limitation, accrued salary or severance pay;

                                    (xii) any product liability or similar claim
         for injury to person or property which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by any Seller, or imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by any Seller on or prior to the Closing Date, including without limitation any claim relating to any product delivered on or prior to the Closing Date in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue or income with respect thereto;

                                    (xiii) any liability for Sellers' costs and
         expenses incurred in connection with this Agreement and the transactions contemplated hereby;

                                    (xiv) any liability or obligation of Sellers
         arising or incurred after the Closing Date;

                                    (xv) any liability of any Seller that
         becomes a liability of Enterprises under any bulk transfer law of any jurisdiction (except those Taxes relating to the transfer of vehicle titles), under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law; and

                                    (xvi) any liability or obligation under such
         portions of the contracts marked with an asterisk on Disclosure
         Schedule 3.07 which do not relate to the Business.

                           (b) Notwithstanding the fact that transfer Taxes
(including without limitation all sales Taxes) may constitute a joint and several liability of Sellers and Enterprises, Sellers shall pay all transfer Taxes arising from the consummation of the transactions contemplated by this Agreement except (i) those Taxes relating to the transfer of vehicle titles and
(ii) those prorated Taxes referenced in Section 2.03.

                           (c) Sellers shall remain liable for, and shall
discharge to the extent properly due and payable, all of the Excluded Liabilities with respect to which failure to so discharge would adversely affect Enterprises.

                  1.04 Assumed Liabilities.

                           (a) At the Closing, Enterprises shall assume only the
following liabilities and obligations of Sellers (the "Assumed Liabilities"):
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                                    (i) Liabilities and obligations arising
         after the Closing Date under the contracts, purchase orders and real property leases included in the Assumed Contracts;

                                    (ii) Liabilities and obligations arising
         after the Closing Date from the operations of Enterprises within the Territory;

                                    (iii) Certain ad valorem Taxes referenced in
         Section 2.03; and

                                    (iv) Taxes relating to the transfer of
         vehicle titles being transferred as part of the transactions contemplated hereby.

                           (b) Enterprises shall be liable for, and shall
discharge, when due, all of the Assumed Liabilities.

                           (c) Except as expressly set forth in this Section
1.04, Enterprises shall not assume or in any way be liable for any obligation or liability of any Seller, whether known or unknown, fixed or contingent, or incurred before or after the Closing.


                                   ARTICLE II

                            THE ASSET PURCHASE PRICE
                            ------------------------

                  2.01 Asset Purchase Price. The purchase price for the Purchased Assets shall be $4,486,977 (the "Asset Purchase Price"), paid at the Closing by wire transfer to the bank account set forth on Exhibit 2.01.

                  2.02 Allocation of Asset Purchase Price. The Asset Purchase Price shall be allocated for federal and state tax purposes in the manner specified in Exhibit 2.02, with such values being assigned after the completion of a physical inventory as of the Closing Date but no later than December 31, 2000. Each of the parties to this Agreement (a) acknowledges that such allocation complies with the requirements of Section 1060 of the IRC, and the regulations promulgated thereunder, and (b) shall file Form 8594 with its United States Federal Income Tax Return and any related or analogous filings required under any state laws, or otherwise, consistent with such allocation, for the tax year in which the Closing occurs.

                  2.03 Prorations. The ad valorem Taxes which are set forth on Disclosure Schedule 2.03 for the 2000 calendar year with respect to the Purchased Assets shall be prorated between Sellers and Enterprises as of the Closing Date as set forth therein, with appropriate adjustments made to the Asset Purchase Price. Sellers shall be credited at Closing by Enterprises
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for any such ad valorem Taxes paid by Sellers which are allocated to
Enterprises. Enterprises shall pay when due and payable all such ad valorem Taxes not yet due and payable or paid, and the Asset Purchase Price shall be reduced to reflect the share of such ad valorem Taxes allocable to Sellers.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES CONCERNING
                    -----------------------------------------
                            SELLERS AND THE BUSINESS
                            ------------------------

                  As an inducement to the execution of this Agreement by Enterprises and the consummation of the transactions contemplated hereunder, Sellers, jointly and severally, hereby represent and warrant to Enterprises as follows as of the date of this Agreement and as of the Closing Date:

                  3.01 Organization and Authorization.

                           (a) CCBCWV is a corporation duly organized, validly
existing and in good standing under the laws of the State of West Virginia. CCBCR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller is a wholly owned subsidiary of Coca-Cola Bottling Co. Consolidated, a Delaware corporation ("Consolidated").

                           (b) Each Seller has the full corporate power and
authority to enter into this Agreement and all other agreements, documents and certificates contemplated or required of them hereby (collectively, the " Seller Documents") and to consummate the transactions contemplated under this Agreement and the Seller Documents. The execution and delivery of this Agreement and each Seller Document by each Seller and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly approved by Sellers, and no corporate or other action on the part of any Seller or their shareholders is necessary to approve and authorize the execution and delivery of this Agreement and each Seller Document or the consummation of the transactions contemplated hereby or thereby. This Agreement and each Seller Document have been duly and validly executed and delivered by each Seller and constitute the valid and binding agreements of Sellers, enforceable against them in accordance with their respective terms.

                           (c) The execution and delivery of this Agreement and
each Seller Document by Sellers and the consummation by Sellers of the transactions contemplated by this Agreement and the Seller Documents will not:

                                    (i) violate or conflict with any provision
         of the articles of incorporation, certificate of incorporation, or bylaws of any Seller;
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                                    (ii) other than as set forth in Section
         5.11, breach, violate or constitute an event of default (or an event that with the lapse of time, or the giving of notice, or both, would constitute an event of default) under or give rise to any right of termination, cancellation, modification or acceleration under, any note, bond, indenture, mortgage, security agreement, lease, license, collective bargaining agreement or any other material agreement, instrument or obligation to which any Seller is a party, or by which any Seller or any of their properties or assets are bound;

                                    (iii) result in the creation of any lien,
         claim or encumbrance or other right of any third party of any kind whatsoever upon the Purchased Assets pursuant to the terms of any such instrument or obligation;

                                    (iv) violate or conflict with any Order or
         Law where:

                                            (A) "Order" means any award,
         decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued or made or rendered by any Governmental Authority or arbitrator;

                                            (B) "Law" means any law, ordinance,
         principle of common law, regulation, statute or treaty, whether federal, state, local, municipal, foreign, international or multinational; and

                                            (C) "Governmental Authority" means
         any court, tribunal or panel, and any government, government agency, authority or regulatory body, whether federal, state, local, municipal, foreign, international or multinational;

                                    (v) require, on the part of any Seller, any
         filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any Governmental Authority, except for the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the " HSR Act"), and such filings, registrations, permits, licenses, consents, authorizations or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of any Seller taken as a whole.

                  3.02 Bottling Authorizations and Licenses.
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                           (a) To Sellers' knowledge, Sellers have in effect,
either directly or through sub-license agreements, all authorizations to bottle, distribute and sell soft drink and other nonalcoholic beverage products of The Coca-Cola Company that are necessary for it to conduct the Business (the "Bottling Authorizations and Licenses"). The Bottling Authorizations and Licenses are listed in Disclosure Schedule 3.02(a).

                           (b) All Bottling Authorizations and Licenses giving
Sellers the temporary right to sell soft drinks and other nonalcoholic beverage products in any portion of the Territory that is within the territory of another bottler are specifically identified in Disclosure Schedule 3.02(b).

                  3.03 Taxes.

                           (a) Except as disclosed on Disclosure Schedule
3.03(a), all Taxes, deposits or other payments or withholdings for which any Seller has any liability under any Law through the date of this Agreement and at the Closing Date (whether or not shown on any Return) have either been paid in full, or will be paid on or before the date that such Taxes are due to be paid (including any extensions thereof).

                           (b) All Returns of any Seller that are due to have
been filed in accordance with Law have been filed, and all such Returns are correct and complete in all material respects.

                           (c) For purposes of this Agreement:

                                    (i) "Taxes" means all taxes, assessments,
         charges, duties, fees, levies or other governmental charges, including federal, state, city, county, parish, foreign or other income, franchise, capital stock, real property, personal property, tangible, withholding, social security (or similar), unemployment compensation, disability, environmental (including taxes under section 59A of the IRC), transfer, sales, soft drink, use, excise, gross receipts, alternative or add-on-minimum, estimated and all other taxes of any kind for which any Seller may have any liability imposed by any Governmental Authority (including interest, penalties or additions associated therewith), and including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group and shall include all liabilities of any Seller under any unclaimed property Law applicable to such Seller; and

                                    (ii) "Returns" means all returns,
         declarations, reports, statements, claims for refunds, estimated returns or reports, and other documents
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         required to be filed in respect of Taxes, including any amendments or supplements to any of the foregoing.

                  3.04 Real Property.

                           (a) Disclosure Schedule 3.04(a) contains a complete
list and legal description of all real property within the Territory that is leased by any Seller (specifying which Seller leases each parcel of property). There is no real property within the Territory (other than the leasehold improvements referenced in Schedule 1.01(c)(ii), to the extent so classified) that is owned by any Seller, or as to which any Seller has either an option or obligation to purchase or sell.

                           (b) With respect to each such parcel of leased real
property required to be disclosed on Disclosure Schedule 3.04(a):

                                    (i) the subject lease is legal, valid,
         binding, enforceable, and in full force and effect;

                                    (ii) subject to fulfillment of any landlord
         consent requirements thereof, the lease will continue to be legal, valid, binding, enforceable, and in full force and effect and on identical terms following the consummation of the transactions contemplated hereby;

                                    (iii) neither Seller, nor to Sellers'
         knowledge, no other party to the lease, is in breach or default, and to Sellers' knowledge, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration under such lease;

                                    (iv) no party to the lease has repudiated
         any provision of such lease;

                                    (v) there are no disputes, oral agreements,
         or forbearances, or waivers in effect as to the lease;

                                    (vi) no Seller has assigned, transferred,
         conveyed, mortgaged, deeded in trust, or otherwise encumbered any interest in the leasehold;

                                    (vii) all facilities located on such
         leasehold have received all approvals of Governmental Authorities required in connection with the ownership or operation thereof and have been operated and maintained in accordance with all Laws;
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                                    (viii) all facilities leased thereunder, as
         of the date hereof, are supplied with utilities and other services reasonably necessary for the operation of such facilities as being operated; and

                                    (ix) improvements to the property are
         adequate for the uses to which such property is being put.

                  3.05 Personal Property.

                           (a) Disclosure Schedule 1.01(c)(i)(A) contains a
complete list of all equipment of Sellers (except for equipment listed on Disclosure Schedule 1.01(c)(i)(B)) used in the Business as of the date hereof. Disclosure Schedule 1.01(c)(i)(B) contains a complete list of all vending machines and related equipment, cold carton merchandisers and related equipment, and pre-mix and post-mix equipment of Sellers used solely in the Business as of September 21, 2000. Disclosure Schedule 1.01(c)(i)(C) contains a complete list of all spare parts of Sellers used solely in the Business as of September 20, 2000. The updated Disclosure Schedules 1.01(c)(i)(B) and 1.01(c)(i)(C) delivered pursuant to Section 5.09 will contain a complete list of all tangible personal property described in Sections 1.01(c)(i)(B) and 1.01(c)(i)(C) as of the Closing Date.

                           (b) With respect to the personal property disclosed
in Disclosure Schedules 1.01(c)(i)(A), 1.01(c)(i)(B) and 1.01(c)(i)(C) as originally delivered (except for any such property not owned by either Seller at Closing because of dispositions in the ordinary course of business) and as updated pursuant to Section 5.09:

                                    (i) Each Seller has good and valid title to
         all such tangible property, free and clear of any liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, except for (A) rights of lessors under the terms of the existing leases which are disclosed in Disclosure Schedule 3.05(b)(i)(A); (B) liens for Taxes not yet due and payable; and (C) liens and encumbrances disclosed in Disclosure Schedule 3.05(b)(i)(C); and

                                    (ii) all such tangible personal property,
         other than inventory, is adequate for the uses to which such property is being put.

                           (c) The inventory described on Disclosure Schedule
1.01(c)(iii) contains a complete list of all inventory described in Section 1.01(c)(iii) as of September 22, 2000. The inventory described on the updated Disclosure Schedule 1.01(c)(iii) delivered pursuant to Section 5.09 will contain a complete list of all such inventory as of the Closing Date. All inventory of Sellers within the Territory is merchantable and of a quality and quantity usable and salable in the ordinary course of the Business. No such inventory is out-of-date by standards of The Coca-Cola Company, nor is any inventory out in the trade within the Territory out of date
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by such standards. No food ingredient, finished article of food, food packaging or food labeling included in the inventory being conveyed hereunder or out in the trade within the Territory is adulterated or misbranded within the meaning of the Federal Food Drug and Cosmetic Act. There is no pending or, to the knowledge of Sellers, threatened investigation or regulatory action by the federal Food and Drug Administration affecting any inventories of Sellers.

                           (d) There has been no reduction taken as a whole in
the aggregate level of equipment, spare parts and inventory (valued at book value) set forth on Disclosure Schedules 1.01(c)(i)(B), 1.01(c)(i)(C) and 1.01(c)(iii) from the dates set forth in Sections 3.05(a) and 3.05(c) above to the date hereof and all such changes have been in the ordinary course of business.

                  3.06 Environmental Matters.

                           (a) Except as disclosed in Disclosure Schedule 3.06,
and solely with respect solely to Sellers' operation of the Business in the Territory and condition of the Purchased Assets:

                                    (i) Sellers (1) have obtained all material
         permits, licenses and other authorizations and filed all notices which are required to be obtained or filed by them for the operation of the Business under applicable Environmental Laws; (2) have been and are in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations; and (3) have been and are in compliance in all material respects with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws;

                                    (ii) there are no ongoing, or known to any
         Seller to be imminent, governmental investigations of Sellers pursuant to any Environmental Laws;

                                    (iii) Sellers are not liable for nor have
         they assumed responsibility for the monitoring, investigation or cleanup of any environmental contamination;

                                    (iv) neither Seller (nor any predecessor in
         interest, to Sellers' knowledge), has been identified as a potentially responsible party at, or received a request for information pursuant to any Environmental Laws related to, any contaminated or previously contaminated site;

                                    (v) neither Seller (nor any predecessor in
         interest) has been requested to indemnify another party or contribute towards the monitoring,
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         investigation or cleanup costs of any contaminated or previously contaminated site;

                                    (vi) there are no underground storage tanks,
         above-ground storage tanks, surface impediments, landfills, polychlorinated biphenyls and/or friable asbestos on, under or within the real property owned or leased by any Seller;

                                    (vii) there are no past or present events,
         conditions, circumstances, activities, practices, incidents, actions or plans which have materially interfered with or are likely to prevent continued compliance with Environmental Laws in all material respects;

                                    (viii) neither Seller (nor any predecessor
         in interest) has been named a defendant or as a potential defendant in any actual or threatened civil lawsuit in which it is alleged that the waste materials of any Seller or one of their predecessors in interest caused or contributed to personal or property damages or injuries to any person; and

                                    (ix) no current or former employee of any
         Seller (or any predecessor in interest) has claimed to have suffered any injury or health problem as a result of the working conditions at the facilities of any Seller or a predecessor in interest, including but not limited to any claims alleging indoor air pollution, exposure to asbestos, or any failure to comply with the requirements of the Occupational Safety and Health Act, as amended, or any similar law.

                           (b) As used in this Agreement, "Environmental Laws"
means any applicable federal, state, local or other governmental legislation, statute, law, code, principle of common law, ordinance, rule or regulation, as well as any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, relating to (i) the emission of pollutants or hazardous substances into the air, (ii) the discharge of pollutants into the waters, (iii) the disposal of hazardous waste, (iv) the release and/or threatened release of hazardous substances into the environment,
(v) the manufacture, processing, distribution, presence (including, without limitation, any right-to-know laws), use, handling, treatment, storage, transportation or disposal of any chemical, substance, material or waste that has been listed as toxic or hazardous by the Environmental Protection Agency or by any equivalent state or local agency or bureau, (vi) the protection of the environment and/or of public health and safety and/or (vii) the protection of the health and safety of employees.

                  3.07 Contracts and Commitments.
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                           (a) The Assumed Contracts shall consist of all
written or oral contracts to which any Seller is a party or is bound and which
(i) are to be performed in whole or in part after the Closing Date and (ii) relate to the Business, which include, without limitation, the contracts listed on Disclosure Schedule 3.07, or with respect to those contracts marked with an asterisk, such portion of the contract that relates to the Business. All such contracts with the following characteristics are listed on Disclosure Schedule 3.07:

                                    (i) requiring the expenditure of funds for
         goods or services in excess of $2,500;

                                    (ii) any marketing agreement or
         understanding including any chain marketing agreement, calendar marketing agreement, agreement for scoreboard or sign display, promotional discount letter, special arrangements, whether providing for discounts, incentive awards or otherwise;

                                    (iii) restricting the right of any Seller to
         compete, whether by restricting territories, customers or otherwise, in any line of business or territory;

                                    (iv) requiring any Seller to purchase its
         requirements for any goods or services from any one or more parties;

                                    (v) with any officer, director, or
         greater-than-five-percent-shareholder of any Seller with any spouse, in-law, child, sibling or parent of any such person or with any company or other organization in which any of the foregoing has, to Sellers' knowledge, a material direct or indirect financial interest;

                                    (vi) relating to participation in a
         cooperative, partnership or joint venture;

                                    (vii) imposing confidentiality requirements
         on any Seller;

                                    (viii) for political contributions or for
         charitable contributions involving a commitment to make contributions for more than one year or involving more than $2,500 in the aggregate or individually; or

                                    (ix) relating to the distribution of
         products.

                           (b) There are no (i) consignments or "sale or
return" arrangements; (ii) any agreements requiring any Seller to share any profits, revenues, cash flows or Taxes that
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                                                                  EXECUTION COPY

relate to the Business; or (iii) guarantees of the indebtedness of any customer of, or supplier to, the Business, or loans or advances other than accounts receivable to such persons or entities.

                           (c) No Seller has received any notice of cancellation
or termination in connection with any Assumed Contract. No party has repudiated any portion of any Assumed Contract. Each Assumed Contract is enforceable in all material respects in accordance with its terms in a manner that obtains for, or imposes upon, the parties the primary benefits and obligations of such agreements.

                           (d) Upon the consummation of the transaction
contemplated by this Agreement, each Assumed Contract will remain in full force and effect on substantially similar terms.

                           (e) To Sellers' knowledge, there are no pending or
threatened bankruptcy, insolvency, or similar proceedings with respect to any party to any Assumed Contract.

                           (f) No event has occurred that (whether with or
without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by any Seller or by any other party to any Assumed Contract.

                           (g) With respect to any Assumed Contracts that were
originally between Consolidated and a third party, such Assumed Contracts have been validly assigned by Consolidated to either or both Sellers.

                  3.08 Antitrust Laws.

                           (a) Except for matters arising out of a grand jury
investigation of CCBCR and the Settlement Agreements and plea agreements set forth on Disclosure Schedule 3.08, as to which neither Seller has any further liability, each Seller, their predecessors in interest in the Business or any part of them and all of their employees or agents with pricing authority or power to bind Sellers or any such predecessor in interest (collectively, the "Company Parties") are and have been in compliance with all Antitrust Laws. As used herein, " Antitrust Laws" shall mean the United States antitrust laws referred to as the Sherman Act, the Clayton Act, the Robinson Patman Act, the Lanham Act, the Federal Trade Commission Act, and the rules and regulations promulgated thereunder, and applicable state antitrust and unfair trade laws, rules and regulations.

                           (b) There is no grand jury or other state or federal
investigation or proceeding pending or, to Sellers' knowledge, threatened against any of Company Parties relating to Antitrust Laws.
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                  3.09 Judgments, etc.. There are no judgments, orders,
injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) affecting the Purchased Assets or the operation of the Business by any Seller that are, or will become upon consummation of the transactions contemplated by this Agreement, binding upon Enterprises, or will create a lien or any other encumbrance on the Purchased Assets.

                  3.10 Required Governmental Licenses and Permits. Sellers have all material licenses, permits or other authorizations of Governmental Authorities necessary for the production and sale of their products and all other material licenses, permits or other authorizations of Governmental Authorities necessary for the conduct of the Business. A list of licenses, permits and authorizations issued to Sellers is set forth in Disclosure Schedule 3.10.

                  3.11 Labor Matters. Except as set forth on Disclosure Schedule 3.11(a), with respect to the Business, there have been no labor strikes by the employees of any Seller within the last 5 years. A copy of each of the agreements set forth on Disclosure Schedule 3.11(b) has been provided to Enterprises.

                  3.12 All Assets of the Business. The Purchased Assets and Excluded Assets constitute all of the assets used by the Sellers solely for the conduct of the Business within the Territory.

                  3.13 Copies. True and correct copies of the Disclosure Schedules are attached hereto and incorporated herein by reference and true and correct copies of all documents referred to therein have been made available to or delivered to Enterprises.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF ENTERPRISES
                 ---------------------------------------------

                  As an inducement to the execution of this Agreement by Sellers and the consummation of the transactions contemplated hereunder, Enterprises hereby represents and warrants to Sellers as follows as of the date of this Agreement and as of the Closing Date:

                  4.01 Organization and Authorization. Enterprises is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  4.02 Authorization of the Transaction. Enterprises has the full corporate power and authority to enter into this Agreement and all other agreements, documents and certificates contemplated or required of it hereby (collectively, the "Buyer Documents") and to consummate the transactions contemplated under this Agreement and the Buyer Documents. The execution and delivery by Enterprises of this Agreement and each of the Buyer Documents and the
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consummation by Enterprises of the transactions contemplated hereby and thereby have been duly approved by the board of directors of Enterprises, and no other corporate action on the part of Enterprises is necessary to approve and authorize the execution and delivery of this Agreement and each of the Buyer Documents or to consummate the transactions contemplated under this Agreement and the Buyer Documents. This Agreement and each of the Buyer Documents have been duly and validly executed and delivered by Enterprises and constitute the valid and binding agreements of Enterprises, enforceable against Enterprises in accordance with their respective terms.

                  4.03 Non-contravention. The execution and delivery of this Agreement and each of the Buyer Documents by Enterprises and the consummation by Enterprises of the transactions contemplated hereby and thereby will not:

                           (a) violate or conflict with any provision of the
certificate of incorporation or bylaws of Enterprises;

                           (b) breach, violate or constitute an event of default
(or an event which with the lapse of time or the giving of notice, or both, would constitute an event of default) under, or give rise to any right of termination, cancellation, modification or acceleration under, any note, bond, indenture, mortgage, security agreement, lease, license franchise or other material agreement, instrument or obligation to which Enterprises is a party, or by which Enterprises or any of its properties or assets is bound;

                           (c) result in the creation of any lien, claim or
encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of Enterprises pursuant to the terms of any such instrument or obligation;

                           (d) violate or conflict with any Order or Law;

(except for anything that would be a breach of the representations in the foregoing clauses (b), (c) and (d), but would not, individually or in the aggregate, have a material adverse effect on the operations, properties, assets, financial condition, results of operations or prospects of Enterprises); or

                           (e) require, on the part of Enterprises, any filing
or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any Governmental Authority except for the premerger notification requirements of the HSR Act and such filings, registrations, permits, licenses, consents, authorizations or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of Enterprises.
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                                    ARTICLE V

                                OTHER AGREEMENTS
                                ----------------

                  5.01 Continuing Operation of Business. Sellers covenant and agree that they will do or refrain from, as the case may be, the following, on and after the date of this Agreement (to the extent not simultaneous with the Closing) and until the Closing hereunder (except upon the prior written consent of Enterprises which will not be unreasonably withheld):

                           (a) carry on the Business in the ordinary and regular
course and not engage in any material transaction or material activity or enter into any material agreement or make any material commitment except in the ordinary and regular course of business consistent with past practice;

                           (b) use commercially reasonable efforts to preserve
in all material respects its relationships with suppliers and customers of the Business;

                           (c) not enter into marketing commitments with
customers that would be in effect beyond the Closing Date; and

                           (d) not enter into any commitment with third parties
under which any Seller is obligated to purchase or sell product or inventory in the Business, which commitment extends past the Closing Date.

                  5.02 Expenses. Except as may be otherwise provided herein, each party hereto shall pay all costs and expenses incurred by such party or on such party's behalf in connection with this Agreement and the transactions contemplated hereby.

                  5.03 Brokerage Commissions. Sellers and Enterprises hereby represent and warrant for the benefit of the other parties that no person, firm, corporation or other entity is entitled to any brokerage commission or finder's fee in connection with any of the transactions contemplated by this Agreement.

                  5.04 Access. For the purpose of conducting, at Enterprises' expense, a financial, business, environmental, and legal due diligence review of the Business, Sellers agree that until the Closing or earlier termination of this Agreement they shall (a) provide Enterprises with such information as Enterprises may from time to time reasonably request with respect to them and the transactions contemplated by this Agreement; (b) provide Enterprises and its officers, counsel and other authorized representatives access during regular business hours to their facilities, books, records (financial and other), officers, employees, accountants (and the accounting work papers), lawyers and consultants, as Enterprises may from time to time reasonably request; and (c) permit Enterprises to make such investigation thereof as Enterprises may reasonably request. Sellers further agree that after the Closing, Sellers shall continue to make available, upon Enterprises' reasonable request, records pertaining to ad valorem or other
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property taxes and to sales and use taxes that relate to the Business as conducted prior to the Closing.

                  5.05 Other Offers. So long as this Agreement shall not have been terminated, neither Seller shall solicit or entertain any offer for, or sell or agree to sell, or participate in any business combination with respect to, the Business or assets used in the Business except sales of inventory in the usual and ordinary course of business.

                  5.06 Employees.

                           (a) Enterprises has made or shall make an offer of
employment to all employees listed on Disclosure Schedule 5.06. Such offer shall be for "at will" employment and shall be effective as of the Closing Date. Employees of Sellers who accept these offers are referred to herein as " Transferred Employees."

                           (b) Enterprises shall take appropriate action to
permit Transferred Employees to rollover their accounts under Sellers' 401(k) plan into a 401(k) Plan maintained by Enterprises, if such Transferred Employees are otherwise eligible to participate in such a plan. Each Seller will provide Enterprises with information regarding the Transferred Employees' participation in any pension plan sponsored by such Seller as may be reasonably requested by Enterprises following the Closing Date. Such information may include, but shall not be limited to, years of vesting service, years of credited service, and amounts of final average pay.

                  5.07 Collection of Receivables. After the Closing, Enterprises will cooperate with, and use commercially reasonable effort to assist, Sellers in the collection any accounts receivable of Sellers arising from the Business. If Enterprises shall receive any remittances of any accounts receivable of Sellers, or other amounts due to Sellers, Enterprises shall promptly remit the same to Sellers, duly endorsed for transfer to Sellers, if required. If any Seller shall receive any remittances of any accounts receivable of Enterprises, such Seller shall promptly remit the same to Enterprises, duly endorsed for transfer to Enterprises, if required.

                  5.08 Transfer Taxes. To the extent reasonably requested by a party to this Agreement, each of the parties will use its reasonable, good faith efforts legally to minimize any sales, use and/or transfer Taxes associated with the transactions contemplated by this Agreement; provided, however, that this shall not require either party (a) to take actions requiring the expenditure of money without reimbursement from the other party or incurrence of additional Taxes that are not sales, use and/or transfer Taxes; or (b) to take a position on a Return inconsistent with positions taken on other Returns of such party.

                  5.09 Updated Schedules. No later than October 31, 2000, Sellers shall provide Enterprises with updated Disclosure Schedules 1.01(c)(i)(B), 1.01(c)(i)(C) and 1.01(c)(iii), all as of the Closing Date. Notwithstanding the delivery of updated Disclosure Schedules, the parties
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shall continue to have the right to make Claims based on a breach of Section
3.05(d) based on the original Disclosure Schedules.

                  5.10 Vehicle Registration Covenant and Indemnity. Enterprises shall use commercially reasonable efforts to register the vehicles in Enterprises' name as quickly as practicable. Enterprises hereby agrees to indemnify, defend and hold harmless Sellers with respect to any Losses (as defined in Article VI hereof) arising from Enterprises' failure to register the vehicles in its name.

                  5.11 Copier Lease. Sellers shall cause their affiliate Consolidated to, and Enterprises shall, use commercially reasonable efforts to transfer to Enterprises the rights and obligations to the lease of the photocopier at the Pikeville facility as quickly as practicable.

                                   ARTICLE VI

                                 INDEMNIFICATION
                                 ---------------

                  6.01 Certain Definitions. As used in this Agreement:

                           (a) "Buyer's Protected Parties" means Enterprises
and its affiliated companies, and the successors or assigns, officers, directors, employees and agents of the foregoing.

                           (b) "Claim" or "Claims" means a claim for Losses
asserted by an Indemnified Party under this Article VI.

                           (c) "Sellers' Protected Parties" means CCBCWV,
CCBCR, and their affiliated companies, and the successors or assigns, officers, directors, employees and agents of the foregoing.

                           (d) "Finally Resolved" means that the amount due to
the Buyer's Protected Parties or Sellers' Protected Parties, as the case may be, has been finally determined under the provisions of Section 6.05, or by agreement of the parties, or by the decision of a court of competent jurisdiction from which there is no further appeal.

                           (e) "Indemnified Party" means any party entitled to
receive indemnification under this Article VI.

                           (f) "Indemnifying Party" means any party required to
provide indemnification under this Article VI.

                           (g) "Loss or Losses" means claims, losses,
liabilities, damages, costs (including court costs) and expenses (including the reasonable fees of attorneys). Any Losses
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shall be computed net of any insurance proceeds or other recovery received from any third party by any Indemnified Party in respect of or as a result of such Loss or the facts or circumstances relating thereto.

                  6.02 Indemnification of Buyer's Protected Parties. Sellers shall indemnify Buyer's Protected Parties for the amount of any Losses suffered or incurred by any of Buyer's Protected Parties arising out of or with respect to:

                           (a) any breach or inaccuracy of any representation or
warranty contained in Article III or in the closing certificate delivered pursuant to Section 7.05(a);

                           (b) any breach of or noncompliance by any Seller with
any covenant or agreement made by Sellers in this Agreement or in any document signed on behalf of Sellers and delivered on their behalf at the Closing; and

                           (c) any Excluded Liability.

                  6.03 Indemnification of Sellers' Protected Parties. Enterprises shall indemnify Sellers' Protected Parties for the amount of any Losses suffered or incurred by any of Sellers' Protected Parties arising out of or with respect to:

                           (a) any breach or inaccuracy of any representation or
warranty contained in Article IV or in the closing certificate delivered pursuant to Section 7.06(a);

                           (b) any breach of or noncompliance by Enterprises
with any covenant or agreement made by Enterprises in this Agreement or in any document signed on behalf of Enterprises and delivered on its behalf at the Closing;

                           (c) Enterprises' operation of the Business after the
Closing, except to the extent Buyer's Protected Parties have a Loss pursuant to
Section 6.02; and

                           (d) any failure of Enterprises to perform and
discharge in full, in a due and timely manner, the Assumed Liabilities.
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                  6.04 Limitations.

                           (a) The maximum amount of Losses which may be
recovered in the aggregate under Section 6.02 or Section 6.03 hereof and under
Article VI of the Concurrent Agreement (as defined in Section 7.03(h)) shall not exceed the sum of the Asset Purchase Price and the Franchise Purchase Price (as defined in the Concurrent Agreement), provided, however, that the maximum amount of Losses which may be recovered in aggregate under Section 6.02 or Section 6.03 hereof and under Article VI of the Concurrent Agreement, with respect to Claims first asserted after the second anniversary of the Closing Date, shall not exceed the sum of all Claims outstanding on such second anniversary and $10 million.

                           (b) No Claim may be asserted under Section 6.02 or
Section 6.03 until the aggregate of the Losses claimed hereunder and under the Concurrent Agreement first exceeds $250,000 (the "Deductible"), and thereafter only to the extent of the excess; subsequent Claims may be asserted dollar-for-dollar. Provided, however, that the Deductible shall not apply to (i) a single Claim equal to or exceeding $250,000 or a group of Related Claims equal to or exceeding $250,000; and (ii) any Claim asserted under Section 6.02(c). For purposes hereof, "Related Claims" shall mean claims arising from a breach of an individual representation or warranty that arose contemporaneously, or from the same transaction, occurrence or condition. By way of example, a shortage of 100 items of inventory on the Closing Date, even if submitted as 100 claims, would be deemed Related Claims.

                           (c) The representations and warranties contained in
this Agreement shall survive the Closing notwithstanding any investigation or examination of Sellers and Enterprises. Claims under Section 6.02 or Section
6.03 may be asserted only prior to the second anniversary of the Closing Date, except that claims based on Section 3.06 ("Environmental Matters") and Section
3.08 ("Antitrust Laws") may be asserted any time prior to the expiration of 40 months after the Closing Date, and Claims based on Section 3.03 ("Taxes") may be asserted any time prior to the 90th day following the expiration of the applicable statute of limitations.

                  6.05 Procedure for Claims.

                           (a) Claims must be asserted as promptly as
practicable and within the periods allowed by Section 6.04(c). Each notice of a Claim must be given as provided in Section 9.02 of this Agreement, set forth in reasonable detail the basis for the Claim, and cite the section of this Agreement under which the Claim arises.

                           (b) Within 60 days after the receipt of a Claim, the
Indemnifying Party must give the Indemnified Party notice that it either agrees with the Claim or disputes it. If the Indemnifying Party objects to the Claim, the parties shall negotiate in good faith to determine the amount, if any, of the Loss. If no resolution of the Claim has occurred within 180 days after the
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receipt of the Claim, then the parties shall submit the dispute to mediation with a mutually agreeable mediator. If no resolution of the Claim has occurred within 250 days following receipt of the Claim, either party may institute proceedings in a court of competent jurisdiction to resolve the Claim.

                  6.06 Source of Recovery; Payment of Claims. When a Claim has been Finally Resolved under this Article VI, if the Indemnifying Party shall not have paid such Claim within 30 days of the date such Claim has been Finally Resolved, the Indemnifying Party shall pay to the Indemnified Party an amount equal to such Claim plus 7% annual interest accruing from the date such Claim is Finally Resolved.

                  6.07 Third Party Action. When a Claim arises out of the claim of a third party (the "Third Party Action"), including any audit or liability for sales, use and transfer Taxes or other Taxes arising out of the consummation of the transactions contemplated hereby (while any notice or audit relating to Taxes shall be delivered promptly to the Indemnifying Party, such notice or audit shall, while constituting a Claim, not be subject to the 180 and 250 day time limitations set forth in Section 6.05(b) until an assessment has been issued by the third party), then the party receiving notice of the Claim shall promptly provide notice to the other parties, and the Indemnifying Party may, at its expense, assume the defense thereof by prompt written notice to the Indemnified Party. If the Indemnifying Party cannot or does not elect this option, the Indemnified Party shall defend or settle the Third Party Action. Where the Indemnifying Party has undertaken to defend the Third Party Action,
(1) the Indemnified Party may participate, at its own expense, in any and all proceedings related to the Third Party Action and shall be entitled to receive copies of all notices and pleadings or other submissions in any judiciary or regulatory proceeding; and (2) there shall be no settlement requiring any action on the part of the Indemnified Party, other than payment of the settlement payment, without the consent of the Indemnified Party, which shall not be unreasonably withheld. All parties to this Agreement shall cooperate in the defense of Third Party Actions and shall furnish such records, information and testimony, and shall attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                  6.08 Duty to Mitigate. Notwithstanding anything in this
Article VI, the Indemnified Party shall have a duty to make commercially reasonable efforts to mitigate Losses asserted hereunder.

                  6.09 Exclusive Remedy. Except for common law fraud, the indemnification provisions of this Article VI and Section 5.10 hereof shall be the exclusive remedy following the Closing for any claim related to the transactions contemplated hereby, including without limitation, any breaches or alleged breaches of any representation, warranty or failure to fulfill any covenants or agreement contained herein.
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                                   ARTICLE VII

                                   THE CLOSING
                                   -----------

                  7.01 Time, Date and Place of Closing. The payments and deliveries contemplated by this Agreement to be made at the Closing shall be made by facsimile on September 29, 2000, or such other date as may be mutually agreeable. The date on which the last of such payments and deliveries occurs is hereinafter referred to as the "Closing Date," and the events comprising such payments and deliveries are hereinafter collectively referred to as the "Closing." The effective time of the Closing shall be at 11:59 p.m. Pikeville, Kentucky time, on September 29, 2000.

                  7.02 Events Comprising the Closing. The Closing shall not be deemed to have occurred unless and until the Asset Purchase Price has been paid and all other documents set forth herein have been delivered, and none of these items shall have been deemed to be paid and delivered unless and until all of them have been paid and delivered.

                  7.03 Conditions to Obligations of Enterprises. The obligations of Enterprises to make the deliveries and payments under this Article VII and to close this transaction are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Enterprises:

                           (a) The representations and warranties contained in
Article III hereof shall be true in all material respects as of the date when made and as of the Closing Date as if made on such date.

                           (b) Sellers shall have performed and complied in all
material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

                           (c) No Governmental Authority with competent
jurisdiction over the subject matter hereof shall have instituted any action, suit or proceeding or given notice of its intentions to do so, which in the reasonable opinion of Enterprises and its counsel has a material and adverse effect on the transactions contemplated by this Agreement.

                           (d) The Sellers shall have received (1) commitments
from The Coca-Cola Company that it will consent to the transactions contemplated hereby and the assignment of the Bottling Authorizations and Licenses and shall have provided documentation with respect to the same reasonably satisfactory to Enterprises, and (2) any other consents set forth on Disclosure Schedule 7.03(d) hereto.

                           (e) Any governmental approvals legally required for
the consummation of the transaction that are set forth on Disclosure Schedule 7.03(e) shall have been obtained, and all applicable waiting periods pursuant to the HSR Act shall have expired or been terminated.
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                           (f) All agreements, certificates and other documents
delivered by Sellers to Enterprises hereunder shall be in form and substance reasonably satisfactory to Enterprises.

                           (g) Certified copies of the resolutions of the board
of directors and the shareholders (if required) of each Seller, and the Executive Committee of the board of directors of Consolidated, authorizing the execution and delivery of this Agreement and the consummation of the transactions herein contemplated shall have been delivered to Enterprises.

                           (h) The transactions contemplated by that certain
Franchise Acquisition Agreement by and between Enterprises, Consolidated, WVBC, Inc., a Delaware corporation and ROBC, Inc., a Delaware corporation, dated as of even date herewith (the "Concurrent Agreement") are simultaneously consummated.

                  7.04 Conditions to Obligations of Sellers. The obligations of Sellers to make the deliveries under this Article VII and to close this transaction are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by
Sellers:

                           (a) The representations and warranties of Enterprises
in Article IV hereof shall be true in all material respects as of the date when made and as of the Closing Date as if made on such date;

                           (b) Enterprises shall have performed and complied
with in all material respects all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date;

                           (c) No Governmental Authority with competent
jurisdiction over the subject matter hereof shall have instituted any action, suit or proceeding or given notice of its intentions to do so, which in the reasonable opinion of Sellers and their counsel has a material and adverse effect on the transactions contemplated by this Agreement;

                           (d) The Coca-Cola Company shall have consented to the
transactions contemplated hereby and to the assignment of the Bottling Authorizations and Licenses and shall have provided documentation with respect to the same reasonably satisfactory to Sellers;

                           (e) All governmental approvals legally required for
the consummation of the transaction that have been set forth on Disclosure
Schedule 7.03(e) shall have been obtained, and all applicable waiting periods pursuant to the HSR Act shall have expired or been terminated; and
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                           (f) All agreements, certificates, and other documents
delivered by Enterprises to Sellers hereunder shall be in form and substance reasonably satisfactory to Sellers.

                  7.05 Deliveries by Sellers at the Closing. Delivery by Sellers of the following at the Closing shall be a condition to the obligations of Enterprises under this Agreement:

                           (a) A certificate dated the Closing Date executed by
an officer of each Seller certifying that (i) the representations and warranties of Sellers hereunder are true and correct in all material respects on the Closing Date as if made on and as of such date, (ii) the Sellers have performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, and (iii) the applicable conditions precedent to the obligations of Sellers hereunder have been fulfilled or waived;

                           (b) Opinion of counsel to Sellers and Consolidated,
dated the Closing Date, in the form of Exhibit 7.05(b);

                           (c) Certified copies of the resolutions of the boards
of directors and the Executive Committee of the board of directors of Consolidated, which is the sole shareholder of each Seller, authorizing the execution and delivery of this Agreement and the consummation of the transactions herein contemplated;

                           (d) A bill of sale in the form of Exhibit 7.05(d),
executed by Sellers;

                           (e) A Guaranty in the form of Exhibit 7.05(e),
executed by Consolidated;

                           (f) A letter regarding the Seagram License Agreement
in the form of Exhibit 7.05(f), executed by Consolidated; and

                           (g) an Assignment and Assumption Agreement, executed
by Consolidated, whereby Consolidated assigns certain contracts to Sellers.

                  7.06 Deliveries by Enterprises at the Closing. Delivery by Enterprises of the following at Closing shall be a condition to the obligations of Sellers under this Agreement:

                           (a) A certificate dated the Closing Date executed by
an officer of Enterprises certifying that (i) the representations and warranties of Enterprises hereunder are true and correct in all material respects on the Closing Date as if made on and as of such date (ii) Enterprises has performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, and (iii) the applicable conditions precedent to the obligations of Enterprises hereunder have been fulfilled or waived;
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                           (b) Certified copies of the resolutions of the board
of directors of Enterprises authorizing the execution and delivery of this Agreement and the consummation of the transactions herein contemplated;

                           (c) Opinion of counsel to Enterprises, dated the
Closing Date, in the form of Exhibit 7.06(c);

                           (d) The Asset Purchase Price in accordance with
Section 2.01; and

                           (e) A certificate that the inventory is being
purchased for resale, executed by an officer of Enterprises.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT
                           ---------------------------

                  8.01 Termination and Abandonment. This Agreement may be terminated at any time and the transaction abandoned at any time prior to the Closing under the following circumstances:

                           (a) The mutual written agreement of Sellers and
Enterprises;

                           (b) By Sellers if the Closing has not occurred before
December 31, 2000 because all conditions to Sellers' obligations have not been satisfied or waived or because Enterprises has not made all required deliveries, unless the Closing has not occurred solely because of a Governmental Objection.

                           (c) By Enterprises if the Closing has not occurred
before December 31, 2000 because all conditions to Enterprises' obligations have not been satisfied or waived or because Sellers have not made all required deliveries, unless the Closing has not occurred solely because of a Governmental Objection.

                           (d) Any party may terminate by written notice to the
others if any action or proceeding shall have been instituted before any Governmental Authority or, to the knowledge of the party giving such notice, shall have been threatened formally in writing by any Governmental Authority with requisite jurisdiction, to restrain or prohibit the transactions contemplated by this Agreement or to subject one or more of the parties or their directors or their officers to liability on the grounds that it or they have breached any law or regulation or otherwise acted improperly in connection with such transactions (a "Governmental Objection"), and such action or proceeding shall not have been dismissed or such written threat shall not have been withdrawn or rescinded before December 31, 2000.
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                  8.02 Rights and Obligations on Termination. If this Agreement is terminated and abandoned as provided in this Article VIII, each party will, at the request of another party hereto, return all documents, work papers and other material of the requesting party, including all copies thereof, relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and all information received by any party to this Agreement with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information except as may be required by Law; provided, however, that this shall not apply to any document, work paper, material, or any other information which is a matter published in any publication for public distribution or filed as public information with any Governmental Authority or is otherwise in the public domain.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                  9.01 Good Faith; Further Assurances; Further Cooperation. The parties to this Agreement shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, the parties hereto shall do such things as may be reasonably requested by the other parties hereto in order more effectively to consummate or document the transactions contemplated by this Agreement.

                  9.02 Notices. All notices, communications and deliveries under this Agreement shall be made in writing, signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given, and shall be deemed given on the date delivered if delivered in person (or by recognized overnight courier) or seven days after being mailed (with postage prepaid) if mailed certified mail, return receipt requested. Such notice shall not be effective unless copies are provided contemporaneously as specified below, but neither the manner nor the time of giving notice to those to whom copies are to be given shall control the date notice is given or received. The addresses and requirements for copies are as follows:

                To Enterprises:

                Mr. John R. Alm
                President and Chief Operating Officer
                Coca-Cola Enterprises Inc.
                2500 Windy Ridge Parkway
                Atlanta, Georgia 30339
                [Post Office Box 723040]
                [Atlanta, Georgia 31139-0040]
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                   Notices to Enterprises shall be accompanied by a copy to:

                   Mr. E. Liston Bishop III
                   Miller & Martin LLP
                   1000 Volunteer Building
                   832 Georgia Avenue
                   Chattanooga, Tennessee  37402-2289


                                  * * * * * * *

                   To Sellers:

                   The Coca-Cola Bottling Company of West Virginia, Inc. Coca-Cola Bottling Company of Roanoke, Inc.
                   4100 Coca-Cola Plaza
                   Charlotte, North Carolina 28211
                   Attention:  David V. Singer

                   Notices to Sellers shall be accompanied by a copy to:

                   Kennedy Covington Lobdell & Hickman, LLP
                   Bank of America Corporate Center
                   Suite 4200
                   100 North Tryon Street
                   Charlotte, North Carolina  28202-4006
                   Attention:  Sheila Wohl Chandonnet

or to such representative or to such other address as the parties hereto may furnish to the other parties in writing. If notice is given pursuant to this
Section 9.02 of a permitted successor or assign of a party to this Agreement, then notice shall be given as set forth above to such successor or assign of such party.

                  9.03 Definition of Knowledge. As used in this Agreement, the term "to the knowledge of Sellers" or any variations thereof shall mean the state of facts, conditions or circumstances which is known or reasonably should have been known to any director or officer of either Seller or to Christian J. Dominik.

                  9.04 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors and assigns. No assignment or transfer of rights and obligations hereunder shall be made except with the prior written consent of the parties hereto, except that Enterprises need not obtain Sellers' consent to Enterprises' assignment of rights and delegation of obligations under this Agreement
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to an affiliated corporation of Enterprises (which, for purposes of this
Agreement, shall be limited to any of Enterprises' wholly owned subsidiaries) provided that such subsidiary or affiliate expressly assumes such liabilities and obligations and that Enterprises remains fully liable for its obligations hereunder.

                  9.05 Captions; Definitions. The titles or captions of articles, sections and subsections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof and shall not be considered in the interpretation or construction of this Agreement in any proceeding. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.

                  9.06 Controlling Law; Amendment; Waiver. This Agreement shall be construed in accordance with and governed by the Laws of the State of North Carolina, without giving effect to the principles of conflicts of law thereof. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or drafted such provision. This Agreement may not be altered or amended except in writing signed by Enterprises and Sellers. The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

                  9.07 No Third-Party Beneficiaries. With the exception of the parties to this Agreement and each of their legal representatives, heirs, successors and permitted assigns, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights arising by virtue of this Agreement.

                  9.08 Exhibits; Disclosure Schedule. All exhibits and the Disclosure Schedules to this Agreement are hereby incorporated into and made a part of this Agreement as if set out in full in the first place that reference is made thereto.

                  9.09 Counterparts; Entire Agreement. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts. This Agreement together with all Disclosure Schedules and exhibits hereto, the Concurrent Agreement and all
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other agreements and undertakings provided for hereunder shall constitute the entire agreement of the parties and supersedes any and all prior agreements, oral or written, with respect to the subject matter contained herein. There are no other agreements, representations, warranties or other understandings between the parties in connection with this transaction which are not set forth in this Agreement or the Disclosure Schedules and exhibits hereto.


                           (a) Neither party, nor their affiliates may at any
time prior to, on or after the Closing Date, without the prior written approval of the other parties hereto, which shall not be unreasonably withheld, disclose the Asset Purchase Price or any other economic term of this Agreement or the transactions contemplated hereby to any third party, or issue any press release or make any announcement relating to the subject matter of this Agreement or the transactions contemplated hereby, other than as required by Law, including but not limited to the Securities Act of 1933, as amended, other state or federal securities Laws or in connection with compliance with the HSR Act.

                           (b) In the event that either party is ordered to make
a disclosure by virtue of a subpoena, civil investigative or discovery demand, criminal investigative demand or similar order lawfully issued by a court of competent jurisdiction, then such party shall promptly notify the other parties hereto and cooperate with such parties to quash or otherwise limit the scope of such disclosure.

                  9.11 Consent. Sellers hereby consent to the transactions contemplated by the Concurrent Agreement.



                            [SIGNATURE PAGE FOLLOWS]
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                  DULY EXECUTED by the parties hereto, under seal, as of the date first above written.

         THE COCA-COLA BOTTLING COMPANY
                                     OF WEST VIRGINIA, INC.


                                     By:_________________________________

                                     Title:_______________________________



             COCA-COLA BOTTLING COMPANY
                                     OF ROANOKE, INC.


                                     By:_________________________________

                                     Title:_______________________________


                                     COCA-COLA ENTERPRISES INC.


                                     By:________________________________

                                     Title:_______________________________
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